EXHIBIT 99.1

For Release: July 20, 2010

Media Contact:	Investor Contact:
Mike Minnis	Wesley B. Wampler
Director, Media and Public Relations	Director, Investor Relations
Phone: 540-946-7290	Phone: 540-949-3447
minnism@ntelos.com	wamplerwes@ntelos.com

NTELOS Holdings Corp. Announces Agreement to Acquire FiberNet

Business from One Communications Corp.

Acquisition Includes Fiber Optic Network and Approximately 100,000 Customer Access Lines

WAYNESBORO, VA – July 20, 2010 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia and West Virginia, announced today that it has entered into a purchase agreement with One Communications Corp. to acquire its FiberNet business for cash consideration of approximately $170 million.

The FiberNet fiber optic network of approximately 3,500 route miles covers all of West Virginia and extends into surrounding areas in Ohio, Maryland, Pennsylvania, Virginia and Kentucky. The Company is a leader in its regional markets, offering retail voice and data services, transport and IP-based services primarily to regional retail and wholesale business customers.

“The FiberNet purchase is another significant step for NTELOS as we continue to position our wireline business as the preferred provider of high-bandwidth data products in the Mid-Atlantic region,” said Frank L. Berry, NTELOS executive vice president and president of wireline operations. “In addition to immediate financial contributions from the embedded customer base, this acquisition will provide NTELOS with new opportunities within our core business of providing high bandwidth services to large enterprises, government customers and carriers. Consistent with our strategic growth vision, by increasing FiberNet’s customer penetration and usage across our service area, we will further leverage operational and back office platforms already in place.”

James A. Hyde, chief executive officer of NTELOS added, “We are delighted with the addition of the FiberNet assets and team to the NTELOS business. The combination of our two companies will be highly synergistic and will allow us to deliver unmatched products and services across the region.”

“FiberNet and its dedicated employee team have been a valuable part of the One Communications family,” said Howard Janzen, CEO of One Communications. “But I believe there is now a tremendous opportunity to create new possibilities for its customers, partners and employees as they begin a new chapter and draw on NTELOS’ long history of providing exceptional telephone service in the region.”

FiberNet service revenues and adjusted EBITDA for 2009 were approximately $76 million and $25 million, respectively. Capital expenditures for 2009 were approximately $13 million. NTELOS intends to fund the purchase through a combination of a permitted incremental term loan under the existing senior credit facility, availability under the undrawn revolver and cash on hand. The acquisition is subject to, among other conditions, receiving approval from the FCC and the relevant state public service commissions and anti-trust review under the Hart-Scott-Rodino Act Pending all approvals, the acquisition is expected to close in the fourth quarter of 2010. The purchase agreement is subject to termination if the acquisition is not completed before December 31, 2010.

James A. Hyde, NTELOS CEO, Michael B. Moneymaker, NTELOS executive vice president and CFO and Frank L. Berry, executive vice president and president, wireline will host a conference call and simultaneous webcast today at 10:00 A.M. (ET) to review the proposed transaction and to answer questions from investors or analysts.

Blackstone Advisory Services L.P. served as financial advisor to One Communications in connection with the transaction. Evercore Partners acted as financial advisor to NTELOS. Kelley Drye & Warren LLP served as legal advisor to One Communications in the transaction. Troutman Sanders LLP served as legal advisor to NTELOS.

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Conference Call Information

The webcast may be accessed via the Internet at http://ir.ntelos.com/ and the live call (“NTELOS FiberNet Acquisition Conference Call”) may be accessed with the following numbers:

Domestic: 877-317-6789

International: 412-317-6789

Canada: 866-605-3852

The conference call will be archived and available for replay through August 4, 2010, and may be accessed with the following numbers:

Domestic: 877-344-7529

International: 412-317-0088

Replay pass codes: Conference ID# 442835

The webcast will also be archived and the replay may be accessed at http://ir.ntelos.com/.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, high capacity transport, data and voice services for Internet access and wide area networking and IPTV-based video services. Detailed information about NTELOS is available at www.ntelos.com.

About One Communications

One Communications, with corporate headquarters in Burlington, MA and operational headquarters in Rochester, NY, is the largest privately-held, multi-regional integrated telecommunications solutions provider in the United States – serving small and mid-sized business customers in 18 states across the Northeast, Mid-Atlantic and Upper Midwest, plus the District of Columbia. Detailed information about One Communications is available at www.onecommunications.com. The One Communications logo is a registered trademark of One Communications Corp.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, loss on interest rate swap agreement, net income attributable to noncontrolling interests, other income, non-cash compensation charges and voluntary early retirement charges. Free cash flow is defined as adjusted EBITDA less capital expenditures. Adjusted EBITDA and free cash flow, are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.